Exhibit 24


LIMITED POWER OF ATTORNEY

Know all men by these
presents that the Lightyear Fund GP LLC does hereby make, constitute and appoint each of Charles J. Payne and Charles L. Terribile as true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned in the undersigneds capacity to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange commission with respect to: (i) Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the Act), including without limitation,
Schedule 13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.
LIGHTYEAR FUND GP LLC

	By: Lightyear
Fund GP LLC

By: /s/  Donald B. Marron
    __________________________

	 Name: Donald B. Marron
	 Title: Managing Member

Date:  July 14,
2004